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                            GLOBAL CUSTODIAL SERVICES
                                    AGREEMENT
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TABLE OF CONTENTS

1.   DEFINITIONS...............................................................1

2.   APPOINTMENT OF CUSTODIAN..................................................3

3.   PROPERTY ACCEPTED.........................................................3

4.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS..............................3

5.   INSTRUCTIONS..............................................................5

6.   PERFORMANCE BY THE CUSTODIAN..............................................6

7.   POOLING, REGISTRATION AND OTHER ACTION....................................7

8.   CUSTODY CASH ACCOUNT PAYMENTS.............................................8

9.   ASSURED INCOME PAYMENT SERVICE............................................8

10.  WITHDRAWAL AND DELIVERY...................................................9

11.  ACCESS AND RECORDS........................................................9

12.  USE OF AGENTS.............................................................9

13.  CITIGROUP ORGANIZATION INVOLVEMENT.......................................10

14.  SCOPE OF RESPONSIBILITY..................................................10

15.  LITIGATION; INDEMNITY....................................................12

16.  LIEN.....................................................................13

17.  FEES AND EXPENSES........................................................13

18.  TAX STATUS/WITHHOLDING TAXES.............................................13

19.  TERMINATION..............................................................14

20.  ASSIGNMENT...............................................................14

21.  JOINT AND SEVERAL LIABILITY..............................................15

22.  DISCLOSURE...............................................................15

23.  NOTICES..................................................................15

24.  GOVERNING LAW AND JURISDICTION...........................................16

25.  MISCELLANEOUS............................................................16

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THIS GLOBAL CUSTODIAL  SERVICES  AGREEMENT is made on the 1st day of June, 2000, by and between each open end management investment company listed on Schedule A hereto as amended from time to time (each such investment company, a "Fund") organized and existing under the laws of the State of Delaware and registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, on behalf of certain of their series, and CITIBANK, N.A., acting as a custodian hereunder through its office located at 111 Wall Street, New York, New York 10005 (the "Custodian"). The Funds' principal place of business is P.O. Box 2600, Valley Forge, Pennsylvania, 19482.

1.   DEFINITIONS
     -----------
     "AGREEMENT" means this Global Custodial Services Agreement, as amended from time to time, and any other terms and conditions agreed upon by the Client and the Custodian in writing from time to time in connection with this Agreement.

     "ASSURED INCOME PAYMENT SERVICE" means the Custodian's services in which interest, dividends or other such periodic income, to which the Client is entitled, on Securities specified by the Custodian from time to time at its absolute discretion, are credited to the Custody Cash Account in respect of such Securities.

     "ASSURED INCOME PAYMENT STANDARDS" means the terms and conditions governing the Assured Income Payment Service, as such terms and conditions are amended and/or supplemented from time to time by, and at the absolute discretion of, the Custodian.

     "ASSURED PAYMENT" means, in relation to those Securities specified by the Custodian under the Assured Income Payment Service, an amount equal to the interest, dividends or periodic income that is due to the Client in respect of such Securities less any taxes, duties, levies, charges or any other withholding payments payable in respect of such interest, dividends or periodic income.

     "ASSURED PAYMENT DATE" means, in relation to the payment of any interest, dividend or periodic income of any particular Securities specified by the Custodian under the Assured Income Payment Service, the date on which such interest, dividend or periodic income is normally payable in respect of such Securities or such other date as may be notified by the Custodian to the Client from time to time.

     "AUTHORIZED PERSON" means any person who has been authorized by the Client, by notice in writing to the Custodian, to act on its behalf in the performance of any act, discretion or duty under this Agreement. The Custodian may treat any Authorized Person as having full authority of the Client to issue any Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority.

     "BRANCH" means any branch or office of Citibank, N.A.

     "CITIGROUP ORGANIZATION" means Citigroup and any company of which Citigroup is, now or hereafter, directly or indirectly a shareholder or owner. For the purposes of this Agreement, each Branch shall be deemed to be a separate member of the Citigroup Organization.

     "CLEARANCE SYSTEM" means The Federal Reserve Bank of New York, The Depository Trust Company, Participants Trust Company, Cedel Bank, S.A., the Euroclear System operated by Morgan Guaranty Trust Company of New York, the CREST system operated by CREST CO. Limited, the Central Money Markets Office, the Central Gilts Office and such other clearing agency, settlement system or depository as may from time to time be used in connection with transactions relating to Securities, and any nominee, clearing agency, or depository for any of the foregoing, in each case authorized to act as a securities depository, book-entry system, or clearing agency pursuant to regulations, local market practices or exchange requirements.

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     "CUSTODY  ACCOUNT" means the custody account or accounts in the name of the
Client and/or such other name as the Client may reasonably designate, for the deposit of any Property (other than cash) from time to time received by the Custodian for the account of the Client.

     "CUSTODY CASH ACCOUNT" means the cash account or accounts, which, at the discretion of the Client, may be either a subaccount(s) of the Custody Account or a demand deposit account(s), in the name of the Client and/or such other name as the Client may reasonably designate, for the deposit of cash in any currency received by the Custodian from time to time for the account of the Client, whether by way of deposit or arising out of or in connection with any Property in the Custody Account.

     "FEE AGREEMENT" means the agreement between the Custodian and the Client setting forth the fees, costs and expenses to be paid by the Client to the Custodian in connection with the custodial services provided pursuant to this Agreement, as such fee agreement may be amended upon the mutual agreement of the Client and the Custodian from time to time.

     "INSTRUCTIONS" means any and all instructions received by the Custodian from, or reasonably believed by the Custodian in good faith to be from, any Authorized Person, including any instructions communicated through any manual or electronic medium or system agreed between the Client and the Custodian and on such operational terms and conditions as the Custodian may specify from time to time.

     "PERSON" means any person, firm, company, corporation, government, state or agency of a state, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

     "PROPERTY" means, as the context requires, all or any part of any Securities, cash, or any other property from time to time held for the Client under the terms of this Agreement.

     "RULES" means any rules and regulations (whether of a local regulatory authority, stock exchange or other entity) in any jurisdiction with which the Custodian may from time to time be required to comply in the provision of its services hereunder.

     "SECURITIES" means bonds, debentures, notes, stocks, shares, securities or other financial assets acceptable to the Custodian and all moneys, rights or property which may at any time accrue or be offered (whether by way of bonus, redemption, preference, option or otherwise) in respect of any of the foregoing and any certificates, receipts, warrants or other instruments (whether in registered or unregistered form) representing rights to receive, purchase or subscribe for any of the foregoing or evidencing or representing any other rights or interests therein (including, without limitation, any of the foregoing not constituted, evidenced or represented by a certificate or other document but by an entry in the books or other permanent records of the issuer, a trustee or other fiduciary thereof, a Clearance System or other person).

     "SERVICE STANDARDS" means any written service standards governing the day to day operations of the custodial services which shall be provided to the Client or modified by the Custodian by notice to the Client from time to time.

     "SUBCUSTODIAN" means a "bank" as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, appointed by the Custodian for the safe-keeping, administration, clearance and settlement of Securities.

     "TAXES" means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of the Property, the transactions effected under this Agreement or the Client; PROVIDED THAT Taxes does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

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     "1940 ACT" means the Investment Company Act of 1940, as amended.

2.   APPOINTMENT OF CUSTODIAN
     ------------------------

(A) The Client hereby appoints the Custodian to act as its custodian in accordance with the terms hereof and authorizes the Custodian to establish on its books, on the terms of this Agreement, the Custody Account, to be designated to show that the Securities belong to the Client and are segregated from the Custodian's assets and the Custody Cash Account and the Custodian hereby accepts such appointment.

(B) Subject to the express terms of this Agreement, the Client understands and agrees that the obligations and duties hereunder of the Custodian shall be performed only by the Custodian or its agents, and shall not be deemed obligations or duties of any other member of the Citigroup Organization. The
Client agrees that the Custodian may register or record legal title to any Securities in the name of a nominee company or a Subcustodian in the Citigroup Organization and may appoint a member of the Citigroup Organization to be a Subcustodian.

(C) The Client agrees to take any such action which may be necessary and to execute further documents and provide such materials and information as may be reasonably requested by the Custodian to enable the Custodian to perform the duties and obligations under this Agreement, including participation in any relevant Clearance System, and will notify the Custodian as soon as it becomes aware of any inaccuracy in such materials or information.

(D) All custody services by the Custodian hereunder shall be provided in accordance with the Service Standards, a copy of which the Custodian shall supply to the Client from time to time. In the event of any conflict between any term of this Global Custodial Services Agreement and any term of the Service Standards, the Global Custodial Services Agreement shall prevail with respect to such term.

(E) The Client agrees to comply with any relevant security procedures relating to the provision of custody services under this Agreement which may be specified by the Custodian or imposed on the Client by any relevant Clearance System, provided the Client has written notice of any such procedures.

3.   PROPERTY ACCEPTED
     -----------------

(A) Subject to Section 3(C) below, the Custodian agrees to accept for custody in the Custody Account any Securities which are capable of deposit under the terms of this Agreement.

(B) Subject to Section 3(C) below, the Custodian agrees to accept for deposit in the Client Cash Account, cash in any currency (which shall, if necessary, be credited by the Custodian to different accounts in the currencies concerned), such cash to be owed to the Client by the Custodian as banker.

(C) The Custodian may in its reasonable discretion refuse to accept (in whole or in part) any proposed deposit in either the Custody Account or the Custody Cash Account if the Custodian reasonably believes that the acceptance of such deposit would violate any law, rule, regulation, practice or policy to which the Custodian is subject. The Custodian shall promptly notify the Client of any such refusal.

4.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
     --------------------------------------------

(A) The Client hereby represents, warrants and undertakes to the Custodian that:

     (i) it is duly organized and validly existing under the laws of the jurisdiction of its organization;

     (ii) during the term of this Agreement it (and any person on whose behalf it may act as agent or otherwise in a representative capacity) has and will continue to have, or will take all action

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          necessary to obtain,  full  capacity and  authority to enter into this
          Agreement and to carry out the transactions contemplated herein, and has taken and will continue to take all action (including, without limitation, the obtaining of all necessary governmental consents in any applicable jurisdiction) to authorize the execution, delivery and performance of obligations of the Client, and the validity and enforceability of such obligations and the rights of the Custodian, under this Agreement;

     (iii)it has authority to deposit the Property received in the Custody Account and the Custody Cash Account and there is no claim or encumbrances that adversely effects any delivery or payment of Property made in accordance with this Agreement; and

     (iv) this Agreement is legal, valid and binding on the Client;

     (v) on or prior to the execution of this Agreement, the Client has provided to the Custodian certified true copies of evidence of the due authorization for the execution, delivery and performance of this Agreement;

     (vi) except as provided in Clause 16 of this Agreement, all Property deposited with the Custodian shall, at all times, be free from all charges, mortgages, pledges or other such encumbrances(except as otherwise provided by law);

     (vii)the Client shall, at all times, be entitled or otherwise duly authorized to deal with, and dispose of, all or any part of the Property, whether through a relevant Clearance System or otherwise; and

     (viii)the Client is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

The Client agrees to inform the Custodian promptly if any statement set forth in this Section 4(A) ceases to be true and correct as of any date after the date hereof.

(B) The Custodian hereby represents, warrants and undertakes to the Client that:

     (i) it is duly organized and validly existing under the laws of the jurisdiction of its organization;

     (ii) during the term of this Agreement it has and will continue to have, or will take all action necessary to obtain, full capacity and authority to enter into this Agreement and to carry out the transactions contemplated herein, and has taken and will continue to take all action (including, without limitation, the obtaining of all necessary governmental consents in any applicable jurisdiction) to authorize the execution, delivery and performance of obligations of the Custodian and the validity and enforceability of such obligations and the rights of the Client, under this Agreement;

     (iii)this Agreement is legal, valid and binding on the Custodian;

     (iv) the Custodian is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or

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          affecting  its  property   which  would   prohibit  its  execution  or
          performance of this Agreement; and

     (v) the Custodian will submit to the Client on an annual basis a copy of its Report on Policies and Procedures Placed in Operation and Tests of Operating Effectiveness" prepared in compliance with the requirements of Statement of Auditing Standards No. 70 issued by the American Institute of Certified Public Accountants, as it may be amended from time to time.

The Custodian agrees to inform the Client promptly if any statement set forth in this Section 4(B) ceases to be true and correct as of any date after the date hereof.

5.   INSTRUCTIONS
     ------------

(A) The Custodian may, in its reasonable discretion and without liability on its part, rely and act upon (and the Client shall be bound by) any Instructions received by the Custodian which conform to the security standards and the requirements of this Section 5. Instructions shall continue in full force and effect until canceled or superseded; PROVIDED THAT any Instruction canceling or superseding a prior Instruction must be received by the Custodian at a time and in a manner that accords the Custodian a reasonable opportunity to act upon such Instruction. The Custodian shall be entitled to rely upon the continued authority of any Authorized Person to give Instructions until the Custodian receives notice from the Client to the contrary.

(B) Instructions shall be governed by and carried out subject to the prevailing laws, rules, operating procedures and market practice of any relevant stock exchange, Clearance System or market where or through which they are to be executed or carried out, and shall be acted upon only during banking hours (including applicable cut-off times) and on banking days when the applicable financial markets are open for business.

(C) Instructions delivered to the Custodian by telephone or facsimile shall be promptly confirmed in writing, by tested telex, SWIFT, letter, the Custodian's proprietary electronic banking system or as provided in the Service Standards, such confirmation shall, where relevant, be made by an Authorized Person. However, the Custodian may, in its absolute discretion, rely and act upon telephone or facsimile Instructions before the written confirmation is received.

(D) The Custodian has offered the Client security procedures for the transmission of Instructions to the Custodian (and the Client acknowledges that it has received the same and agrees that the security procedures mutually agreed to by the Client and the Custodian are commercially reasonable). As long as the Custodian acts in compliance with such security procedures and this Section 5, it shall have no further duty to verify the identity or authority of the person giving or confirming, or the genuineness or contents of, any Instruction.

(E) The Custodian is authorized to rely upon any Instructions received by any means, provided that the Custodian and the Client have agreed upon the means of transmission and the method of identification for such Instructions.

(F) Instructions are to be given in the English language. If the Custodian reasonably determines that an Instruction is either unclear or materially incomplete, the Custodian shall give prompt notice of such determination to the Client, and the Client shall amend or otherwise reform such Instruction. The Custodian may in its reasonable discretion and without any liability on its part, act upon what it reasonably believes in good faith such Instructions to be; notwithstanding any other provision hereof, the Custodian shall have the right, in its reasonable discretion to refuse to execute any such Instruction, in which event the Custodian shall notify the Client of such refusal without undue delay.

(G) The Client agrees to be bound by any Instructions, whether or not authorized, given to the Custodian in the Client's name and accepted by the Custodian in accordance with the provisions of the security procedures and this

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Section 5.

6.   PERFORMANCE BY THE CUSTODIAN
     ----------------------------

(A) CUSTODIAL DUTIES NOT REQUIRING FURTHER INSTRUCTIONS. In the absence of contrary Instructions, the Custodian is authorized by the Client to, and where applicable, the Custodian shall, carry out the following actions in relation to the Property:

         (i) except as otherwise provided in this Agreement, separately identify the Property on its records as being held for the account of the Client and segregate all Property held on behalf of the Client by the Custodian from the assets of the Custodian;

         (ii) sign any affidavits, certificates of ownership or other certificates relating to the Property which may be required by any tax or regulatory authority or under the laws of any relevant jurisdiction, whether governmental or otherwise, and whether relating to ownership, or income, capital gains or other tax, duty or levy (and the Client further agrees to ratify and to confirm or to do, or to procure the doing of, such things as may be necessary or appropriate to complete or evidence the Custodian's actions under this Section 6(A)(ii) or otherwise under the terms of this Agreement);

         (iii) collect and receive, for the account of the Client, all income, payments and distributions in respect of the Property, and credit the same to the Custody Cash Account;

         (iv) take any action which is necessary and proper in connection with the receipt of income, payments and distributions as are referred to in Section 6(A)(iii) above, including, without limitation, the presentation of coupons and other interest items;

         (v) collect, receive and hold for the account of the Client any capital arising out of or in connection with the Property whether as a result of it being called or redeemed or otherwise becoming payable and credit the same to the Custody Cash Account;

         (vi) take any action which is necessary and proper in connection with the receipt of any capital as is referred to in Section 6(A)(v) above, including, without limitation, the presentation for payment of any Property which becomes payable as a result of its being called or redeemed or otherwise becoming payable and the endorsement for collection of checks, drafts and other negotiable instruments;

         (vii) take any action which is necessary and proper to enable the Custodian to provide services to the Client within, and to observe and perform its obligations in respect of, any relevant Clearance System;

         (viii) receive and hold for the account of the Client all Securities received by the Custodian as a result of a stock dividend, share sub-division or reorganization, capitalization of reserves or otherwise;

         (ix) exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates and hold such definitive and/or new certificates in the Custody Account;

         (x) invoice the Client for any expenses incurred in handling the Property and for similar items in connection with the Custodian's duties under this Agreement in accordance with the Fee Agreement; and

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         (xi)     promptly  after the close of  business on each  business  day, furnish the Client with confirmations and a summary of all transfers to or from the Custody Account and the Custody Cash Account, either hereunder or with any Subcustodian appointed in accordance with this Agreement, during said day, and at least monthly and from time to time, furnish the Client with a detailed statement of the Securities and cash held by the Custodian for the Client.

(B) CUSTODIAL DUTIES REQUIRING INSTRUCTIONS. The Custodian is authorized by the Client to, and where applicable, the Custodian shall, carry out the following actions in relation to the Property only upon receipt of and in accordance with specific Instructions:

          (i) make payment for and receive Property, or deliver or dispose of Property;

          (ii) (subject to Section 7(D)) deal with subscription, rights, bonus or scrip issues, conversions, options, warrants and other similar interests or any other discretionary right in connection with the Property; and

          (iii)subject to the agreement of the Custodian, to carry out any action other than those mentioned in Section 6(A) above.

7.   POOLING, REGISTRATION AND OTHER ACTION
     --------------------------------------

(A) Subject to applicable laws, rules and regulations, any Property may be pooled with other property of the Custodian's customers, like with like, and the Client is beneficially entitled to such portion of the Property that has been pooled as shall correspond to the Property deposited with the Custodian by the Client (as increased or diminished by subsequent sales, purchases, income, payments or distributions from time to time PROVIDED THAT Custodian's records shall at all times clearly indicate that portion of such pooled property which constitutes Property of the Client.

(B) The Client understands and agrees that, except as may be specified in the Service Standards, Property shall be registered as the Custodian may direct either in the name of the Custodian, Subcustodian or Clearance System, or nominee of any of them, in the jurisdiction where the Property is required to be registered or otherwise held. Where feasible, the Custodian will arrange on written request by the Client for the registration of Property with the issuer or its agent in the name of the Client or its nominee. The Client understands and agrees, however, that the Custodian shall have discretion to determine whether such direct registration is feasible.

(C) The Custodian shall, to the extent reasonably possible, notify, make available or deliver to the Client, in a timely manner, all official notices, circulars, reports and announcements that are received by the Custodian in such capacity concerning the Securities held on the Client's behalf that require discretionary action.

(D) The Custodian shall provide proxy services to the Client only where there is a separate agreement in relation to proxy services between the Custodian and the Client.

(E) Upon receipt of each transaction advice and/or statement of account, the Client shall examine the same and notify the Custodian within thirty (30) days of the date of any such advice or statement of any discrepancy between Instructions given and the situation shown in the transaction advice and/or statement, and/or of any other errors therein. In the event that the Client does not inform the Custodian in writing of any exceptions or objections within thirty (30) days after the date of such transaction advice and/or statement, the Client shall be deemed to have approved such transaction advice and/or statement.

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8.       CUSTODY CASH ACCOUNT PAYMENTS
         -----------------------------

(A) Except as otherwise provided herein, the Custodian shall make, or cause its agents to make, payments of cash credited to the Custody Cash Account:

          (i) in connection with the purchase of Property (other than cash) for the account of the Client in accordance with Instructions;

          (ii) in payment for the account of the Client of all Taxes

          (iii)for payments to be made in connection with the conversion, exchange or surrender of Property held in the Custody Account;

          (iv) for other purposes as may be specified by the Client in its Instructions; or

          (v)  upon the termination of this Agreement on the terms hereof;

PROVIDED THAT, unless otherwise agreed, the payments referred to above shall not exceed the funds available in the Custody Cash Account at any time. The Client shall promptly reimburse the Custodian for any advance of cash or any such taxes, charges, expenses, assessments, claims or liabilities upon request for payment. Notwithstanding the foregoing, nothing in this Agreement shall obligate the Custodian to extend credit, grant financial accommodation or otherwise advance moneys to the Client or assume financial risk on behalf of the Client for the purpose of meeting any such payments or otherwise carrying out any Instructions.

(B) Unless otherwise provided herein, the proceeds from the sale or exchange of Property will be credited to the Custody Cash Account on the date the proceeds are actually received by the Custodian.

9.   ASSURED INCOME PAYMENT SERVICE
     ------------------------------

(A) The Custodian may, at its absolute discretion, offer the Client an Assured Income Payment Service in respect of specific Securities, as may be notified by the Custodian to the Client from time to time. In relation to any such Securities, the Custodian may, at its absolute discretion, cause the Custody Cash Account to be credited with an Assured Payment on the Assured Payment Date relevant thereto; PROVIDED THAT upon 48 hours prior notice to the Client, the Custodian shall be entitled to reverse any credit (in whole or in part) made in respect of that Assured Payment if the Custodian fails to receive the full amount corresponding to such Assured Payment within a reasonable time, as determined by the Custodian in its absolute discretion, after the relevant Assured Payment Date, for any reason whatsoever other than as a result of the negligence or willful default of the Custodian.

     The Assured Income Payment Service shall be provided by the Custodian in accordance with the Assured Income Payment Standards.

(B)  Where the  Custodian  acts as a settlement  bank in any relevant  Clearance
     System:

          (i) upon the Custodian incurring any assured payment obligation, the Client shall reimburse the Custodian for such amount.

          (ii) the Custodian may without notice set, revise or disable debit caps in respect of the maximum aggregate amount of assured payment obligations it will incur on behalf of the Client; and

          (iii)if another settlement bank in such Clearance System defaults on an assured payment obligation owed to the Custodian wholly or partially, the Custodian has no liability to make good the loss and will, where appropriate, attribute the loss pro rata between all Clients on whose behalf such payment should have been received by the Custodian.

10.  WITHDRAWAL AND DELIVERY
     -----------------------

         Subject to the terms of this Agreement, the Client may at any time demand withdrawal of all or any part of the Property in the Custody Account and/or the Custody Cash Account. Delivery of any Property will be made without undue delay at the expense of the Client at such location as the parties hereto may agree; PROVIDED THAT if the Custodian has effected any transaction on behalf of the Client the settlement of which is likely to occur after a withdrawal pursuant to this Section 10, then the Custodian shall be entitled in its absolute discretion to close out or complete such transaction and to retain sufficient funds from the Property for that purpose.

11.  ACCESS AND RECORDS
     ------------------

(A) ACCESS TO THE CUSTODIAN'S RECORDS. Except as otherwise provided in this Agreement, during the Custodian's regular business hours and upon receipt of reasonable notice from the Client, any officer or employee of the Client, any independent public accountant(s) selected by the Client and any person designated by any regulatory authority having jurisdiction over the Client shall be entitled to examine on the Custodian's premises Property held by the Custodian and the Custodian's records regarding Property deposited with the Custodian and with entities authorized to hold Property in accordance with
Section 12 hereof, but only upon the Client's furnishing the Custodian with Instructions to that effect; PROVIDED THAT such examination shall be consistent with the Custodian's obligations of confidentiality to other parties. As such records of the Custodian shall, to the extent applicable, be maintained and preserved in conformity with Section 31 of the 1940 Act and the rules and Rule 31a-1 and 31a-2 thereunder. The Custodian's reasonable costs and expenses in facilitating such examinations, including but not limited to the cost to the Custodian of providing personnel in connection with examinations all as set forth in the Fee Agreement, shall be borne by the Client.

(B) ACCESS TO THIRD PARTY RECORDS. The Custodian shall also, subject to restrictions under applicable laws and regulations, seek to obtain from any entity with which the Custodian maintains the physical possession or book-entry record of any of the Property in the Custody Account or the Custody Cash Account such records as may be required by the Client or its agents.

12.  USE OF AGENTS

(A) The Custodian is authorized subject to any relevant Rules, to appoint agents (each an "agent", which term includes, without limitation, service providers, but not Clearance Systems, and which agents may be a member or members of the Citigroup Organization) and to participate in Clearance Systems, whether in its own name or that of the Client, and whether by participation as a member, sponsor or settlement bank within the Clearance System, to perform any of the duties of the Custodian under this Agreement. The Custodian may delegate to any such agent or Clearance System any of its functions under this Agreement, including, without limitation, the collection of any payment or payments, whether of an income or a capital nature, due on the Property. The Custodian is authorized, subject to any relevant Rules, to appoint Subcustodians only if (i) the Custodian is required to use a Subcustodian to hold Property purchased by the Customer from time to time and (ii) the Custodian provides the Customer with prior written notice of the identity of the Subcustodian and the Property to be deposited therewith.

(B) In the selection and use of such agents, the Custodian shall comply with any relevant Rules and shall be responsible for any loss, claim, damage or other liability arising from the failure of an agent to perform any of the duties delegated to it under this Agreement if (i) the Custodian was negligent in selecting such agent, (ii) the Custodian's negligence, fraud or willful default was the direct cause of the failure of the agent, (iii) a transaction or other matter between the Custodian and the agent unrelated to the Customer was the cause of the failure of the agent or

(iv) the agent is a member of the Citigroup Organization. In the selection and use of such subcustodians and participation in such Clearance Systems, the Custodian shall comply with any relevant Rules, and shall be responsible only for the negligence in the selection of such subcustodians and Clearance Systems but shall otherwise have no responsibility for the performance by such subcustodians or Clearance System of any of the duties delegated to them under this Agreement; notwithstanding the foregoing, the Custodian shall be responsible for the negligence, fraud or willful default of any Subcustodian that is a Branch or subsidiary of Citibank, N.A., and shall have the same level of responsibility to the Client for any nominee company controlled by the Custodian or by any of the Custodian's affiliated companies as the Custodian has for itself.

(C) Subject to paragraph (A) above and any relevant Rules and regulations, the Property may be deposited with any Subcustodian deemed appropriate by the Custodian or in any Clearance System deemed appropriate by the Custodian or a Subcustodian, as the case may be. Property held in any Clearance System shall be subject to the rules or operating procedures of such Clearance System, including rules regarding supervision or termination of membership of such Clearance System, and such further information provided by the Custodian to the Client, or acknowledgments or agreements which may be required from the Client, for the purposes of this Section 12(C) in connection with use of a Clearance System from time to time. The Custodian will direct each Subcustodian and Clearance System to separately identify on its books Securities held by it pursuant to this Agreement as being held for the account of the Custodian's customers. The Custodian will direct each Subcustodian and Clearance System to segregate any such Securities held by such entity from the assets of the Custodian and such entity.

The Client is hereby advised that, where the Custodian arranges for any Property to be held overseas, there may be different settlement, legal and regulatory requirements in overseas jurisdictions from those applying in the United States, together with different practices for the separate identification of the Client's Property.

13.  CITIGROUP ORGANIZATION INVOLVEMENT
     ----------------------------------

(A) To the extent permitted by applicable law, the Client hereby authorizes the Custodian without the need for the Custodian to obtain the Client's prior consent:

          (i) when acting on Instructions, to purchase and/or sell Property (other than cash) from, to or through itself or any other member of the Citigroup Organization and from and/or to any other customer of the Custodian or any other member of the Citigroup Organization; and

          (ii) to obtain and keep, without being liable to account to the Client, any commission payable by any third party or any other members of the Citigroup Organization in connection with dealings arising out of or in connection with the Custody Account and/or the Custody Cash Account.

(B) The Client agrees and understands that if in accordance with Instructions, an investment is made in any property, held, issued or managed by any member of the Citigroup Organization, then such member of the Citigroup Organization may retain a profit arising therefrom (in addition to the charges, commissions and fees payable by the Client under this Agreement) without being liable to account to the Client for such profit.

(C) The Client agrees and understands that (i) the Custodian and other members of the Citigroup Organization may have banking or other business relationships with issuers of Securities held in the Custody Account or Securities purchased and sold for the Custody Account, and (ii) the Custodian shall not have any obligations to the Client as a result of such relationships.

14.      SCOPE OF RESPONSIBILITY
         -----------------------

(A) Subject to the terms hereof, the Custodian shall use all reasonable care in the performance of its duties under this Agreement and will exercise the due care of a professional custodian for hire with respect to the Property in its possession or control. The Custodian shall not be responsible for any loss or damage suffered by the Client as a result of the Custodian performing such duties unless the same results from an act of fraud, negligence or willful default on the part of the Custodian and as provided in Section 12(B) hereof; in which event the liability of the Custodian in connection with any Property shall not exceed the market value of the Property, to which such loss or damage relates, at the time of such fraud, negligence or willful default plus interest at the rate applicable to the base currency of the Custody Cash Account (as specified on the fee schedule) accruing from the date of such fraud, negligence or willful default until the date of discharge. Notwithstanding the foregoing, in no event shall the Custodian be liable to the Client for indirect, special or consequential damages, even if advised of the possibility of such damages.

(B) The Custodian is not obliged to maintain any insurance on the Property held under the terms of this Agreement.

(C) The Custodian's performance of this Agreement is subject to the relevant local laws, regulations, decrees, orders and government acts, and the rules, operating procedures and practices of any relevant stock exchange, Clearance System or market where or through which Instructions are to be carried out and to which the Custodian is subject and as exist in the country in which any Securities or cash are held.

(D) Neither the Custodian nor any member of the Citigroup Organization shall be responsible for any loss or damage, or failure to comply or delay in complying with any duty or obligation, under or pursuant to this Agreement arising as a direct or indirect result of any reason, cause or contingency beyond its reasonable control, including (without limitation) natural disasters, nationalization, currency restrictions, act of war, act of terrorism, act of God, postal or other strikes or industrial actions, or the failure, suspension or disruption of any relevant stock exchange, Clearance System or market. The Custodian shall notify the Client promptly when it becomes aware of any event described above. The Client shall not be responsible for temporary delays in the performance of its duties and obligations hereunder and correspondingly shall not be liable for any loss or damage attributable to such delay in consequence of any event described above affecting the Client's principal place of business operations or administration.

(E) Subject to Section 14(A) above, the Custodian shall not be liable for any loss resulting from, or caused by, the collection of any Property and/or any funds or other property paid or distributed in respect of the Property.

(F) The Custodian does not warrant or guarantee the authenticity or validity of any Security or other Property received by the Custodian, or any other entity authorized to hold Property under this Agreement. If the Custodian becomes aware of any defect in title or forgery of any Property, the Custodian shall promptly notify the Client.

(G) The Client shall be responsible for all filings, tax returns and reports on any transactions undertaken pursuant to this Agreement, or in respect of the Property or collections relating to the Property as may be requested by any relevant authority, whether governmental or otherwise, and for the payment of all unpaid calls, Taxes (including without limitation any value added tax), imposts, levies or duties due on or with respect to any principal, interest or other collections, or any other liability or payment arising out of or in connection with the Property, and in so far as the Custodian is under any obligation (whether of a governmental nature or otherwise) to pay the same on behalf of the Client it may do so, in which event the Client will reimburse the Custodian for all amounts so paid.

(H) The Custodian is not acting under this Agreement as an investment manager, nor as an investment, legal or tax adviser to the Client and the Custodian's duty is solely to act as a custodian in accordance with the terms of this Agreement.

(I) The Custodian may at any time suspend or terminate its participation and holding of assets in a Clearance System, and will give reasonable notice to the Client of any such action. In such case, or in the event of suspension as contemplated in Section 14(C) above, the Custodian may arrange for the relevant Securities to be held in certificated form.

(J) The Custodian shall not be responsible for the acts or omissions, default or insolvency of any broker, counterparty, issuer of Securities or, except as provided in Section 12(B), Subcustodian, agent or Clearance System.

(K) The Custodian will not be liable for any information not prepared by the Custodian or any translation of information provided to the Client.

(L) The Custodian shall only have such duties and responsibilities as are specifically set forth or referred to in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

15.  LITIGATION; INDEMNITY
     ---------------------

(A) The Custodian or any of its agents, as the case may be, may (but without being under any duty or obligation to) institute or defend legal proceedings, or take any other action arising out of or in connection with the Property and the Client shall indemnify the Custodian or agent against any costs and expenses, including without limitation any reasonable attorneys' fees and disbursements, arising from such proceedings or other action.

(B) In the event the Custodian does not institute or defend legal proceedings, or take any other action arising out of or in connection with the Property, the Custodian hereby agrees that the Client shall, to the extent of any loss of the Client's interest in the Property and to the extent permitted by applicable law and not prohibited by contract, be subrogated to all of the rights of recovery of the Custodian therefor against any third party person or entity; PROVIDED THAT nothing herein shall be interpreted as granting the Client any rights to bring any direct action under any insurance policy issued in favor of the Custodian or as limiting the Custodian's right to bring any action against any such third party for any damages suffered by the Custodian. Notwithstanding any other provision hereof, in no event shall the Custodian be obliged to bring suit in its own name or be obliged to allow suit to be brought in its name. Subject to the terms of this Section 15(B) and to the extent permitted by law, the Custodian shall execute and deliver any and all such instruments and documents which the Client may reasonably request and take such other actions as reasonably necessary or appropriate to assist the Client in the exercise of such rights of recovery and to enable the Client to recover against any and all such third party persons or entities. The Client shall reimburse the Custodian for any reasonable out-of-pocket costs incurred in connection with the actions contemplated by this Section 15(B).

(C) The Client agrees to indemnify the Custodian and to defend and hold the Custodian harmless against all losses, liabilities, claims, expenses and Taxes, including any reasonable legal fees and disbursements, (each referred to as a "LOSS") arising directly or indirectly:

          (i) from the fact that the Property is registered in the name of or held by the Custodian or any nominee or agent of the Custodian or any Clearance System;

          (ii) without limiting the generality of Section 15(C)(i), from any act which the Custodian or any nominee or agent performs or permits (including the provision of any overdraft or other financial accommodation which arises on the books of the Custodian, whether on an advised or unadvised basis) in relation to the Property pursuant to this Agreement or any Instructions;

          (iii)from the Custodian or any such nominee, agent or Clearance System carrying out any Instructions pursuant to the terms of this Agreement, including, without limitation, Instructions transmitted orally, by telephone, telex, facsimile transmission or any other means agreed by the Client and the Custodian from time to time;

          (iv) from any reclaim or refund of Taxes effected by the Custodian or any agent for the Client; and

          (v) from the Custodian's reliance or action on any information provided by the Client in connection with this Agreement;

PROVIDED THAT the Custodian shall not be indemnified against or held harmless from any liability arising out of the Custodian's negligence, fraud or willful default.

(D) The Custodian agrees to indemnify the Client and defend and hold the Client harmless against all Loses arising out of the Custodian's negligence, fraud or willful default; provided however, the Custodian will only be liable for Losses to the extent it is liable for negligence, fraud or willful misconduct under
Section 14 of this Agreement.

(E) The disclosure by the Client to the Custodian that the Client has entered into this Agreement as the agent or representative of another person shall not prevent the Custodian from being entitled to treat the Client as incurring all obligations as principal under this Agreement.

(F) The Custodian or the Client, as the case may be, shall give notice of any Loss in respect of which the Client or the Custodian, respectively, is obliged to provide indemnification pursuant to this Agreement. Such notice shall describe the Loss in reasonable detail, and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Custodian or by the Client, as the case may be.

16.  LIEN
     ----

         In addition to any remedies available to the Custodian under applicable law, the Custodian shall have, and the Client hereby grants, a continuing lien, security interest and security entitlement in and to such Securities as shall from time to time have a fair market value equal to the aggregate amount of liabilities (whether actual or contingent) of the Client to the Custodian, including any fees and expenses or credit exposures incurred in the performance of services under this Agreement, such lien, security interest and security entitlement to be effective only as long as such liability remains outstanding. Notwithstanding anything to the contrary in this Agreement and to the extent applicable, no liabilities or obligations the Client has arising out of or constituting Purpose Credit shall be secured by, and the Custodian shall have no lien upon, any Margin Stock, and any such lien or security interest being hereby expressly disclaimed by the Custodian. "Purpose Credit" and "Margin Stock", shall have the same meaning set forth in Regulation U and X of the Board of Governors of the Federal Reserve System of the United States of America.

17.      FEES AND EXPENSES
         -----------------

         Without prejudice to any of its liabilities and obligations under this Agreement, the Client agrees to pay to the Custodian from time to time such fees and commissions for its services pursuant to this Agreement as determined in accordance with the terms of the Fee Agreement, together with any applicable taxes or levies, including, without limitation, all those items referred to in
Section 8(A)(ii) hereof. The Custodian shall not be authorized to debit (after or before the date of any termination pursuant to Section 19 hereof) any account of the Client with the Custodian, including, without limitation, the Custody Cash Account, for any amount owing to the Custodian from time to time under this Agreement, without the express prior written consent of the Client.

18.  TAX STATUS/WITHHOLDING TAXES
     ----------------------------

(A) The Client will provide the Custodian with information as to its tax status as reasonably requested by the Custodian from time to time.

(B) The Client may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents in respect of the Property, as the Custodian or any of its agents may deem necessary or proper to fulfill the obligations of the Custodian or its agents under applicable law. The Client shall provide the Custodian or its agents, as appropriate, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status or identity, beneficial ownership of Property and any other information or documents which the Custodian or its agents may reasonably request.

(C) If any Taxes shall become payable with respect to any payment due to the Client, such Taxes may be withheld from such payment in accordance with applicable law. The Custodian and any agents may withhold any interest, any dividends or other distributions or securities receivable in respect of Securities, proceeds from the sale or distribution of Securities ("Payments"), or may sell for the account of the Client any part thereof or all of the Securities, and may apply such Payment in satisfaction of such Taxes, the Client remaining liable for any deficiency. If any Taxes shall become payable with respect to any payment made to the Client by the Custodian or its agents in a prior year, the Custodian or its agents may withhold Payments in satisfaction of such prior year's Taxes.

(D) In the event the Client requests that the Custodian provide tax relief services and the Custodian agrees to provide such services, the Custodian or any of its agents, shall apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment or retrospective tax reclaims in certain markets as agreed from time to time); PROVIDED THAT the Client provides to the Custodian such documentation and information as is necessary to secure such tax relief. In no event shall the Custodian or any of its agents be responsible for the difference between the statutory rate of withholding and the treaty rate of withholding if the Custodian or any of its agents are unable to secure tax relief.

19.  TERMINATION
     -----------

(A) Either of the parties hereto may terminate this Agreement by giving not less than 60 days' prior written notice to the other party; PROVIDED THAT within 60 days of such notice, the Client shall provide the Custodian with Instructions specifying the person to whom the Custodian shall deliver the Property in the Custody Account and Custody Cash Accounts; PROVIDED FURTHER THAT if the Custodian has effected any transaction on behalf of the Client the settlement of which is likely to extend beyond the expiration of such notice, then the Custodian shall be entitled in its reasonable discretion to close out or complete such transaction and to retain sufficient funds from the Property for that purpose. If within 60 days following termination, the Client fails to give the Custodian Instructions specifying the person to whom the Custodian shall deliver the Property in the Custody Account and Custody Cash Account, the Custodian shall deliver the Property to the Client at its address set out above.

(B) The rights and obligations contained in Sections 15, 16, 17 and 18 of this Agreement shall survive the termination of this Agreement.

20.  ASSIGNMENT
     ----------

     This Agreement shall bind and enure for the benefit of the parties hereto and their respective successors and permitted assigns, and the Client shall not assign, transfer or charge all or any rights or benefits hereunder without the written consent of the Custodian. The Custodian may not assign, transfer or charge all or any of its rights or benefits hereunder without the written consent of the Client; PROVIDED HOWEVER that this Agreement may be assigned by the Custodian to another member of the Citigroup Organization with prior written notice to the Client, and such assignee shall, without the execution or filing of any consents or other documents, succeed to and be substituted for the Custodian with like effect as though such assignee had been originally named as the Custodian hereunder. Any purported assignment, transfer or charge made in contravention of this Section shall be null and void and of no effect whatsoever.

21.  JOINT AND SEVERAL LIABILITY
     ---------------------------

     Where the Client comprises two or more persons, all obligations and liabilities under this Agreement shall be deemed to be joint and several, and any notice served on any one of such persons shall be deemed to have been served on such other person or persons, as the case may be.

22.  DISCLOSURE
     ----------

(A) The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by the other party solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as specifically provided below or as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. Not withstanding the foregoing, the Client agrees and understands that the Custodian or its agents may disclose information regarding the Custody Account and/or the Custody Cash Account if required to do so (i) to establish under the laws of any relevant jurisdiction the nominee (or similar) status of the Custodian or its agents with respect to Property in the Custody Account and/or Custody Cash Account for the purpose of performing or discharging its duties and obligations under this Agreement, (ii) to enable auditors to perform auditing services, (iii) to make the required tax certifications in the relevant jurisdictions, (iv) by any applicable law, statute or regulation or court order or similar process in any relevant jurisdiction, (v) by order of an authority having power over the Custodian or its agents within the jurisdiction of such authority, whether of a governmental nature or otherwise, or (vi) where required by the operating rules of any relevant Clearance System.

(B) Subject to the confidentiality requirements provided in (A) above, the Client hereby authorizes (i) the collection, storage and processing of any information relating to the Client by the Custodian and the Branches, subsidiaries, affiliates and agents of, or Clearance Systems used by, Citibank, N.A.; and (ii) the transfer of any information relating to the Client to and between the Branches, subsidiaries, affiliates and agents of, or Clearance Systems used by, Citibank, N.A. and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of services to the Client hereunder, and further acknowledges that any such Branch, subsidiary, affiliate, agent, third party or Clearance System shall be entitled to transfer any such information as required by any law, court, legal process or as requested by any authority in accordance with which it is required to act, as it shall reasonably determine.

(C) The Client agrees that the terms of this Agreement shall be kept strictly confidential and no printed materials or other matter in any language (including without limitation, prospectuses, statements of additional information, notices to shareholders, annual reports and promotional materials) which mention Citigroup, Citibank, N.A. or the Custodian's name, or the rights, powers or duties of the Custodian, shall be issued by the Client or on the Client's behalf unless Citibank, N.A. and/or the Custodian (as applicable) shall first have given its specific written consent thereto; PROVIDED THAT no prior consent shall be required if the only reference to the Custodian's name is in identifying the Custodian as one of the Client's custodians.

(D) The Client agrees that the Custodian or its agents may, upon reasonable request and during regular business hours, review the Client's premises, and security controls and procedures, where necessary for the performance of the Custodian's obligations regarding any relevant Clearance System.

23.  NOTICES
     -------

     All notices and communications to be given by one party to the other under this Agreement shall be in writing in the English language and (except for notices, reports and information from the Custodian, and

Instructions given by electronic means) shall be made either by telex or facsimile, other electronic means agreed to by the parties or by letter addressed to the party concerned at the addresses set out above (or at such other addresses as may be notified in writing by either party to the other from time to time). Any such notice or communication hereunder shall be effective upon actual receipt.

24.  GOVERNING LAW AND JURISDICTION
     ------------------------------

(A) This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflict) of the State of New York. The Client agrees for the benefit of the Custodian and, without prejudice to the right of the Custodian to take any proceedings in relation hereto before any other court of competent jurisdiction, that a federal court situated in New York City, shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such court.

(B) Each party hereto waives any objection it may have at any time to the laying of venue of any proceedings brought in a federal court situated in New York City, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction over such party.

(C) The Client hereby understands and agrees that the opening of, the holding of all or any part of the Property in, and the delivery of any Securities and other Property to or from, the Custody Account and Custody Cash Account and the performance of any activities contemplated in this Agreement by the Custodian, including acting on any Instructions, are subject to the relevant local laws, regulations, decrees, orders, government acts, customs, procedures and practices
(i) to which the Custodian, or any Subcustodian or Clearance System, is subject and (ii) as exist in the country in which the Property is held.

25.  MISCELLANEOUS
     -------------

(A) This Agreement shall not be amended except by a written agreement signed by both parties and any purported amendment made in contravention of this Section shall be null and void and of no effect whatsoever.

(B) This Agreement shall constitute the entire agreement between the Client and the Custodian and, unless otherwise expressly agreed in writing, shall supersede all prior agreements relating to global custodial services, written or oral, between the parties hereto.

(C) The parties hereto agree that (i) the rights, powers, privileges and remedies stated in this Agreement are cumulative and not exclusive of any rights, powers, privileges and remedies provided by law, unless specifically waived, and (ii) any failure or delay in exercising any right power, privilege or remedy will not be deemed to constitute a waiver thereof and a single or partial exercise of any right, power, privilege or remedy will not preclude any subsequent or further exercise of that or any other right, power, privilege or remedy.

(D) In the event that any provision of this Agreement, or the application thereof to any person or circumstances, shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remaining provisions of this Agreement, and the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall be unaffected thereby and such provisions shall be valid and enforced to the fullest extent permitted by law in such jurisdiction.

(E) Titles to Sections of this Agreement are included for convenience of reference only and shall be disregarded in construing the language contained in this Agreement.

(F) This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

CITIBANK, N.A., New York Office              EACH FUND LISTED ON SCHEDULE A

By:  /S/ MICHAEL F. HAYES                    By:  /S/ ROBERT D. SNOWDEN

Name:    Michael F. Hayes                    Name:    Robert D. Snowden

Title:   Vice President                      Title:   Principal, Asst. Treasurer

                                   SCHEDULE A
                                   ----------

FUND(S)                                      OTHER ACCOUNTS
--------------------------------------------------------------------------------
- VANGUARD U.S. VALUE FUND, A SERIES         - VANGUARD CAPITAL STOCK
  OF VANGUARD MALVERN FUNDS                    CONCENTRATION ACCOUNT
                                               (849355)

                                             - VANGUARD SECURITIES LENDING
                                               CONCENTRATION ACCOUNT
                                               (849356)

                                             - VANGUARD POOLED CASH
                                               CONCENTRATION ACCOUNT
                                               (849357)

                                             - VANGUARD GENERAL PURPOSE
                                               CONCENTRATION ACCOUNT
                                               (849358)

                            SCHEDULE A - AMENDMENT #1
                            -------------------------

     The following is an amendment ("Amendment") to the Global Custodial Services Agreement dated June 1, 2000 (the "Agreement") by and between Citibank, N.A. ("Custodian") and each open-end management investment company listed on Schedule A thereto (each, a "Fund", collectively, the "Client"). This Amendment serves to update the names of the Funds listed on Schedule A. Custodian and Client hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Funds listed below.

Schedule A is hereby amended as follows:

Funds (and the relevant series)
-------------------------------

Vanguard Explorer Fund (51-0106626)

Vanguard Fenway Funds
         Vanguard Equity Income Fund (23-2491240)

Vanguard Index Funds
         Vanguard Extended Market Index Fund (23-2482430)

Vanguard Institutional Index Funds
         Vanguard Institutional Total Stock Market Index Fund (23-3075564)

Vanguard Malvern Funds
         Vanguard Asset Allocation Fund (23-2520805)
         Vanguard U.S. Value Fund (23-3035290)

Vanguard Morgan Growth Fund (51-0108190)

Vanguard Preferred Stock Fund (23-1976122)

Vanguard Specialized Funds
         Vanguard Energy Fund (23-2284351)
         Vanguard Utilities Income Fund (23-2677693)

Vanguard Variable Insurance Funds
         Equity Income Portfolio (23-2719786)

Vanguard Windsor Funds
         Vanguard Windsor Fund (51-0082711)
         Vanguard Windsor II Fund (23-2439132)

Vanguard World Fund
         Vanguard U.S. Growth Fund (04-6035483)

Other Accounts
--------------

Vanguard Capital Stock Concentration Account (849355)

Vanguard Securities Lending Concentration Account (849356)

Vanguard Pooled Cash Concentration Account (849357)

Vanguard General Purpose Concentration Account (849358)


AGREED TO as of May 18, 2001 BY:

Citibank, N.A.                              Each Fund Listed on Schedule A

By:  /S/ KEVIN J. CONLON                    By:  /S/ ROBERT D. SNOWDEN

Name:    Kevin J. Conlon                    Name:    Robert D. Snowden

Title:   Vice President                     Title:   Assistant Treasurer

                                    AMENDMENT


Reference is made to the Global Custodial Services Agreement dated as of June 1, 2000 (the "Agreement") by and between Citibank, N.A. (the "Custodian") and each open-end management investment company listed on Schedule A to the Agreement as amended from time to time (each such investment company, a "Fund" and all such investment companies collectively, the "Client"). References in this Amendment to Rule 17f-7 or to specific provisions of Rule 17f-7 refer to Rule 17f-7 under the Investment Company Act of 1940, as adopted on or before the date hereof.

Any capitalized term used in but not defined in this Amendment shall have the meaning defined in the Agreement.

In addition to the duties and obligations of the Custodian under the Agreement, with respect to securities and cash in such jurisdictions as the Custodian provides custody services under the Agreement for the Client, the Client and the Custodian agree as follows:


1. The Custodian may deposit and/or maintain assets of the Client that consist of Foreign Assets (as defined in Rule 17f-5 under the Investment Company Act of 1940) only in a Clearance System located outside of the United States of America that the Custodian has determined satisfies the requirements of Rule 17f-7(b)(1) as an Eligible Securities Depository, as defined therein. In such manner as the Custodian deems reasonable, the Custodian shall give the Client prompt notice of any material change known to the Custodian that would adversely effect the Custodian's determination that a Clearance System is an Eligible Securities Depository.
2. The Custodian shall provide the Client (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by the Custodian) of the custody risks associated with maintaining securities with each Eligible Securities Depository in accordance with Rule 17f-7(a)(1)(i)(A). The Custodian shall monitor such custody risks on a continuing basis and in such manner as the Custodian deems reasonable, shall promptly notify the Client (or is duly-authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).
3. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in this Amendment as the Custodian exercises in performing its other responsibilities under the Agreement.
4. In performing its obligations under this Amendment, the Custodian may obtain information from sources the Custodian believes to be reliable, but the Custodian does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. The Custodian is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other Clearance System or any existing or proposed standards for securities depositories, except to the extent that such investment or evaluation is included in the analysis provided by Custodian under paragraph 2. of this Amendment.
5. Upon the receipt of Instructions, as specified in the Agreement, the Custodian shall withdraw securities from any Clearance System to the extent and as soon as reasonably practicable; provided, however, the Custodian shall have no obligation to obtain, safekeep or provide any services in respect of any certificated or physical security in any jurisdiction where the Custodian does not offer or provide such services generally to customers within that jurisdiction.
6. In the event the Custodian breaches any provision of this Amendment, the Custodian will be responsible for any loss or damage suffered by the Client only to the same extent the Custodian is liable for losses resulting from any breach of the standard of care specified in the Agreement.


The parties to the Agreement here by agree to this Amendment as of the 25th day of June, 2001.

Citibank, N.A.                           Client

By:  /s/ Kevin J. Conlon                 By: /s/ Robert D. Snowden
Name:    Kevin J. Conlon                 Name:   Robert D. Snowden
Title:   Vice President                  Title:  Assistant Treasurer

                            SCHEDULE A - AMENDMENT #2

     The following is an amendment ("Amendment") to the Global Custodial Services Agreement dated June 1, 2000 and amended May 18, 2001 (the "Agreement") by and between Citibank, N.A. ("Custodian") and each open-end management investment company listed on Schedule A thereto (each, a "Fund", collectively, the "Client"). This Amendment serves to update the names of the Funds listed on Schedule A. Custodian and Client hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Funds listed below.

Schedule A is hereby amended as follows:

Funds (and the relevant series)

Vanguard Explorer Fund (51-0106626)

Vanguard Fenway Funds
         Vanguard Equity Income Fund (23-2491240)

Vanguard Institutional Index Funds
         Vanguard Institutional Total Stock Market Index Fund (23-3075564)

Vanguard Malvern Funds
         Vanguard Asset Allocation Fund (23-2520805)
         Vanguard U.S. Value Fund (23-3035290)

Vanguard Morgan Growth Fund (51-0108190)

Vanguard Preferred Stock Fund (23-1976122)

Vanguard Specialized Funds
         Vanguard Energy Fund (23-2284351)
         Vanguard Utilities Income Fund (23-2677693)

Vanguard Variable Insurance Funds
         Equity Income Portfolio (23-2719786)

Vanguard Windsor Funds
         Vanguard Windsor Fund (51-0082711)
         Vanguard Windsor II Fund (23-2439132)

Vanguard World Fund
         Vanguard U.S. Growth Fund (04-6035483)

Other Accounts

Vanguard Capital Stock Concentration Account -(849355)

Vanguard Securities Lending Concentration Account (849356)

Vanguard Pooled Cash Concentration Account (849357)

Vanguard General Purpose Concentration Account (849358)


AGREED TO as of July 23, 2001 BY:

Citibank, N.A.                              Each Fund Listed on Schedule A

By:  /s/ Kevin J. Conlon                    By:  /s/ Robert D. Snowden

Name:    Kevin J. Conlon                    Name:    Robert D. Snowden

Title:   Vice President                     Title:   Assistant Treasurer

                            SCHEDULE A - AMENDMENT #3

     The following is an amendment ("Amendment") to the Global Custodial Services Agreement dated June 1, 2000 and amended May 18, 2001 and July 23, 2001 (the "Agreement") by and between Citibank, N.A. ("Custodian") and each open-end management investment company listed on Schedule A thereto (each, a "Fund", collectively, the "Client"). This Amendment serves to update the names of the Funds listed on Schedule A. Custodian and Client hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Funds listed below.

Schedule A is hereby amended as follows:

Funds (and the relevant series)
-------------------------------

Vanguard Explorer Fund (51-0106626)

Vanguard Fenway Funds
         Vanguard Equity Income Fund (23-2491240)

Vanguard Institutional Index Funds
         Vanguard Institutional Total Stock Market Index Fund (23-3075564)

Vanguard Malvern Funds
         Vanguard Asset Allocation Fund (23-2520805)
         Vanguard Capital Value Fund (23-3095856)
         Vanguard U.S. Value Fund (23-3035290)

Vanguard Morgan Growth Fund (51-0108190)

Vanguard Specialized Funds
         Vanguard Energy Fund (23-2284351)
         Vanguard Utilities Income Fund (23-2677693)

Vanguard Variable Insurance Funds
         Equity Income Portfolio (23-2719786)

Vanguard Whitehall Funds
         Vanguard Mid-Cap Growth Fund (95-4573506)

Vanguard Windsor Funds
         Vanguard Windsor Fund (51-0082711)
         Vanguard Windsor II Fund (23-2439132)

Vanguard World Fund
         Vanguard U.S. Growth Fund (04-6035483)

Other Accounts

Vanguard Capital Stock Concentration Account -(849355)

Vanguard Securities Lending Concentration Account (849356)

Vanguard Pooled Cash Concentration Account (849357)

Vanguard General Purpose Concentration Account (849358)


AGREED TO as of May 20, 2002 BY:

Citibank, N.A.                              Each Fund Listed on Schedule A

By:      /s Kevin J. Conlon                 By:      /s Thomas J. Higgins

Name:    Kevin J. Conlon                    Name:    Thomas J. Higgins

Title:   Vice President                     Title:   Treasurer

                        FOREIGN CUSTODY MANAGER ADDENDUM
                                       TO

GLOBAL CUSTODIAL SERVICES AGREEMENT, dated as of June 25, 2001, by and between each open-end management investment company listed on Schedule A of the Agreement as amended from time to time (each such investment company, a "Fund" and all such investment companies collectively, the "Client")) and Citibank, N.A. (the "Custodian").

The Client desires to have the Custodian assume and discharge the responsibility of the Client's board of directors (hereinafter the "Board") to select, contract with and monitor certain custodians of non-U.S. assets of the Client held by the Custodian pursuant to the Global Custodial Services Agreement (the "Agreement"). The Custodian agrees to accept the delegation and to perform the responsibility as provided in this Addendum.

(A) Foreign Custody Manager: (i) The Board hereby delegates to the Custodian, and the Custodian hereby accepts the delegation to it, of the obligation to serve as the Client's "Foreign Custody Manager" (as defined in Rule 17f-5(a)(3) under the Investment Company Act of 1940, as amended from time to time), in respect to the Client's foreign investments held from time to time by the Custodian with any Subcustodian (as defined in the Agreement) that is an Eligible Foreign Custodian (as defined in Rule 17f-5(a)(1)). Foreign investments are any Property (as defined in the Agreement) for which the primary market is outside the U.S.A.

         (ii)     As Foreign Custody Manager, the Custodian shall:

               (1)  select  Eligible  Foreign  Custodians  to serve  as  foreign
               custodians   and  place  and  maintain   the   Client's   foreign
               investments with such foreign custodians;

               (2) in selecting an Eligible Foreign Custodian, first determine that foreign investments placed and maintained in the safekeeping of each Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such investments including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)- (iv);

               (3) enter into written agreements with each Eligible Foreign Custodian selected by the Custodian hereunder;

               (4)  determine  that the  written  contract  with  each  Eligible
               Foreign Custodian (or, in the case of an Eligible Foreign Custodian that is a Clearance System such contract (which may be between the Custodian and the Clearance System or between an Eligible Foreign Custodian selected by the Custodian and the Clearance System), the rules or established practices or procedures of the Clearance System, or any combination of the foregoing) requires that the Eligible Foreign Custodian will provide reasonable care for the foreign investments, based on the standards applicable to custodians in the relevant market, and that all such contracts, rules, practices and procedures satisfy the requirements of Rule 17f-5(c)(2);

               (5) provide written reports (x) notifying the Board of the placement of foreign investments with each Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less than annually, and
               (y) promptly notifying the Board of the occurrence of any material change in the arrangements with an Eligible Foreign Custodian;

               (6) monitor the continued appropriateness of (x) maintaining the foreign investments with Eligible Foreign Custodians selected hereunder and (y) the governing contractual arrangements; it being understood, however, that in the event the Custodian shall determine that any Eligible Foreign Custodian would no longer afford the foreign investments reasonable care, the Custodian shall promptly so advise the Client and shall then act in accordance with Instructions (as defined in the Agreement) with respect to the disposition of the foreign investments; and

               (7) exercise such reasonable care, prudence and diligence in serving as the Foreign Custody Manager as the Custodian exercises in performing its responsibility under the Agreement for the safekeeping of the Client's Property (as defined in the Agreement).

          (iii) Nothing in this paragraph shall relieve the Custodian of any responsibility otherwise provided in the Agreement or this Addendum for loss or damage suffered by the Client from an act of negligence or willful misconduct on the part of the Custodian.

          (iv) Nothing in this Addendum shall require the Custodian to make any selection on behalf of the Client that would entail consideration of any factor reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure and prevailing settlement practices. The Custodian agrees to provide to the Client such information relating to such risk as the Client shall reasonably request from time to time and such other information as the Custodian generally makes available to customers with regard to such countries and risk.

(B)      Termination:

          (i) The Client may terminate this delegation upon written notice to the Custodian.

          (ii) The Custodian may terminate its acceptance of this delegation upon ninety (90) days written notice to the Client.


IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of the 25th day of June, 2001, by their respective officers thereunto duly authorized.



CITIBANK, N.A., NEW YORK OFFICE                      CLIENT

By: /s/ Kevin J. Conlon                     By: /s/ Robert D. Snowden
Name:   Kevin J. Conlon                     Name:   Robert D. Snowden
Title:  Vice President                      Title:  Assistant Treasurer

                            SCHEDULE A - AMENDMENT #4

     The  following  is an  amendment  ("Amendment")  to  the  Global  Custodial
Services Agreement dated June 1, 2000 and amended May 18, 2001, July 23, 2001, and May 20, 2002 (the "Agreement") by and between Citibank, N.A. ("Custodian") and each open-end management investment company listed on Schedule A thereto (each, a "Fund", collectively, the "Client"). This Amendment serves to update the names of the Funds listed on Schedule A. Custodian and Client hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Funds listed below.

Schedule A is hereby amended as follows:

Funds (and the relevant series)
-------------------------------

Vanguard Explorer Fund (51-0106626)

Vanguard Fenway Funds
         Vanguard Equity Income Fund (23-2491240)

Vanguard Institutional Index Funds
         Vanguard Institutional Total Stock Market Index Fund (23-3075564)

Vanguard Malvern Funds
         Vanguard Asset Allocation Fund (23-2520805)
         Vanguard Capital Value Fund (23-3095856)
         Vanguard U.S. Value Fund (23-3035290)

Vanguard Morgan Growth Fund (51-0108190)

Vanguard Specialized Funds
         Vanguard Energy Fund (23-2284351)
         Vanguard Utilities Income Fund (23-2677693)

Vanguard Variable Insurance Funds
         Equity Income Portfolio (23-2719786)
         Small-Cap Index Portfolio (55-0795785)
         Total Stock Market Index Portfolio (55-0795777)

Vanguard Whitehall Funds
         Vanguard Mid-Cap Growth Fund (95-4573506)

Vanguard Windsor Funds
         Vanguard Windsor Fund (51-0082711)
         Vanguard Windsor II Fund (23-2439132)

Vanguard World Fund
         Vanguard U.S. Growth Fund (04-6035483)

Other Accounts
--------------

Vanguard Capital Stock Concentration Account -(849355)

Vanguard Securities Lending Concentration Account (849356)

Vanguard Pooled Cash Concentration Account (849357)

Vanguard General Purpose Concentration Account (849358)


AGREED TO as of September 30, 2002 BY:

Citibank, N.A.                              Each Fund Listed on Schedule A

By:      /S/ Kevin J. Conlon                By:      /S/ Thomas J. Higgins

Name:    Kevin J. Conlon                    Name:    Thomas J. Higgins

Title:   Vice President                     Title:   Treasurer